Exhibit 99.5

STEADFAST APARTMENT REIT, INC.

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON ______, 2021

Proxy is Solicited by the Board of Directors

Please Vote by ________, 2021

The undersigned stockholder of Steadfast Apartment REIT, Inc., a Maryland corporation, hereby appoints Rodney F. Emery and Gustav Bahn, and each or either of them, as the true lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Steadfast Apartment REIT, Inc. which the undersigned is entitled to vote as said meeting and any adjournment thereof upon the matters specified and upon other matters that may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such matters as may properly come before the meeting and revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the accompanying proxy statement, which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature and Title, if applicable

Additional signature (if held jointly)

Date

PLEASE BE SURE TO SIGN AND DATE THIS CARD AND MARK ON THE REVERSE SIDE

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET—www.proxydocs.com/STAR ● Cast your vote online. ● Have your Proxy Card ready
PHONE—Call 1-866-858-9505 ● Use any touch-tone telephone. ● Have your Proxy Card ready, OR
LIVE REPRESENTATIVE—Call 1-844-391-3598 ● Vote on a recorded line.
MAIL ● Mark, sign and date your Proxy Card. ● Fold and return your Proxy Card in the postage-paid envelope provided with the address on the reverse showing through the window.

ATTEND THE VIRTUAL MEETING

●  You can register to attend and vote at the virtual Special Meeting at www.proxydocs.com/STAR and follow the instructions. Deadline for registration is MONTH XX, 2021 at 5:00 P.M. Eastern Time.

CONTROL NUMBER
Scan code for mobile voting

P.O. BOX 8035, CARY, NC 27512-9916

JOHN Q SAMPLE
123 MAIN STREET
ANYTOWN, USA XXXXX-XXXX

Steadfast Apartment REIT, Inc.

Special Meeting of Stockholders

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR on Proposals 1, 2 AND 3.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. EXAMPLE:

		FOR	AGAINST	ABSTAIN

1.	A proposal to approve the merger of Steadfast Apartment REIT, Inc. (“STAR”) with and into IRSTAR Sub, LLC (“Merger Sub”), with Merger Sub continuing its existence as a wholly owned subsidiary of Independence Realty Trust, Inc. (“IRT”), on the terms and subject to the conditions of the Agreement and Plan of Merger, dated as of July 26, 2021 (as amended from time to time, the “Merger Agreement”), by and among STAR, Steadfast Apartment REIT Operating Partnership, L.P., IRT, Merger Sub and Independence Realty Operating Partnership, LP (the “STAR Merger Proposal”);	☐	☐	☐

2.	A proposal to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to the named executive officers of STAR in connection with the merger of STAR with and into Merger Sub; and	☐	☐	☐

3.	A proposal to adjourn the STAR special meeting to solicit additional proxies in favor of the STAR Merger Proposal if there are not sufficient votes to approve such proposal, if necessary and as determined by the chair of the STAR special meeting, which we refer to as the STAR Adjournment Proposal.	☐	☐	☐

PLEASE BE SURE TO SIGN AND DATE THIS CARD ON THE REVERSE SIDE

** BE SURE TO HAVE THE BELOW ADDRESS SHOW THROUGH THE WINDOW OF THE ENCLOSED BUSINESS REPLY ENVELOPE **